Exhibit 4.24
WAIVER, CONSENT AND TENTH AMENDMENT
TO REVOLVING CREDIT, TERM LOAN AND
GUARANTY AGREEMENT

                    WAIVER, CONSENT AND TENTH AMENDMENT, dated as of January 26, 2005 (the "Amendment"), to the REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT, dated as of December 24, 2002, among UNITED AIR LINES, INC., a Delaware corporation (the "Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, UAL CORPORATION, a Delaware corporation and the parent company of the Borrower (the "Parent") and all of the direct and indirect subsidiaries of the Borrower and the Parent signatory thereto (the "Subsidiaries" and together with the Parent, each a "Guarantor" and collectively the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), a national banking corporation ("JPMCB"), CITICORP USA, INC., a Delaware corporation ("CUSA"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT Group"), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GECC"), each of the other financial institutions from time to time party hereto (together with JPMCB, CUSA, CIT Group and GECC, the "Lenders"), JPMORGAN CHASE BANK, N.A. and CUSA, as co-administrative agents (together, the "Agents") for the Lenders and JPMORGAN CHASE BANK, N.A., as paying agent (in such capacity, the "Paying Agent") for the Lenders.

W I T N E S S E T H:

            WHEREAS, the Borrower, the Guarantors, the Lenders, the Paying Agent and the Agents are parties to that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 24, 2002 (as heretofore amended, modified or supplemented, and as in effect on the date hereof, the "Credit Agreement");

            WHEREAS, the Borrower and the Guarantors have requested that from and after the (i) Waiver and Consent Effective Date (as hereinafter defined), the Lenders agree to (A) waive the anticipated and historical Events of Default described in Article II hereof, (B) consent to the modifications to the corporate structure and ownership of UAL Loyalty Services, Inc. described in Article III hereof and the amendments to the Loan Documents necessary in connection with such modifications and (C) amend certain financial covenants as set forth in Paragraph 11(A) of this Amendment and (ii) Amendment Effective Date (as hereinafter defined), the Credit Agreement be amended as set forth in Article IV (other than the amendments set forth in Paragraph 11(A) of this Amendment) hereof to provide, among other things, that the Maturity Date of the Credit Agreement be extended to September 30, 2005, that the rates of interest under the Credit Agreement be reduced, certain financial covenants be amended and that the Credit Agreement be otherwise amended as set forth herein, all subject to and upon the terms and conditions set forth herein;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I.  Definitions

          1.            As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

ARTICLE II.  Waivers

  2.           Waiver.  The Lenders hereby waive any Events of Default that might occur or have occurred as a result of (i) the Borrower's and the Guarantors' anticipated failure to comply with the cumulative consolidated EBITDAR covenant in Section 6.05 of the Credit Agreement for the twelve-month period ending January 31, 2005, (ii) the Borrower's and the Guarantors' failure to provide a copy of the notice required pursuant to Section 5.01(j) of the Credit Agreement regarding the Borrower's and its ERISA Affiliates' nonpayment in September and October 2004 of funding obligations in connection with certain Plans, (iii) the Borrower's failure to satisfy the condition that no Event of Default shall have occurred and be continuing at the time of a continuation of a Eurodollar Loan insofar as the Events of Default described in the preceding clause (ii) had occurred and were continuing at the time any Eurodollar Loans may have been continued and (iv) the Borrower's and the Guarantors' failure to provide written notice required pursuant to Section 5.05 of the Credit Agreement as a result of the Events of Default described in clauses (ii) and (iii) of this paragraph.

  ARTICLE III.  Consents

   3.             Consents and Modification of Security and Pledge Agreement.

          (A)        The Lenders hereby consent to (i) the contribution by the Parent of its equity interest in UAL Loyalty Services, Inc. to the Borrower, (ii) the conversion of UAL Loyalty Services, Inc. from a Delaware corporation to a Delaware limited liability company named UAL Loyalty Services, LLC and (iii) the replacement in their entireties of (a) Schedule 1.01(a)1 to the Credit Agreement with a new Schedule in the form attached hereto as Exhibit A and (b) Schedule 3.072 to the Credit Agreement with a new Schedule in the form attached hereto as Exhibit B.

          (B)        Upon the effectiveness of the consents granted in Paragraph 3(A) of this Amendment and the conversion described in clause (ii) of the Paragraph 3(A) of this Amendment, the Lenders further consent to (i) the replacement in their entireties of (a) Schedule 3.063 to the Credit Agreement with a new Schedule in the form attached hereto as Exhibit C, (b) Schedule 1(l)4 to the Security and Pledge Agreement with a new Schedule in the form attached hereto as Exhibit D and (c) Schedule 4(b)5 to the Security and Pledge Agreement with a new Schedule in the form attached hereto as Exhibit E and (ii) the deemed amendment of the first sentence of Section 4(b) of the Security and Pledge Agreement to reflect such conversion.

          (C)        Upon the effectiveness of the consents granted in Paragraph 3(A) of this Amendment and the conversion described in clause (ii) of the Paragraph 3(A) of this Amendment, the Lenders further consent to following modifications to the Security and Pledge Agreement to reflect such conversion: (i) the first sentence of Section 4(b) of the Security and Pledge Agreement shall be deemed amended by adding the language ", other than that UAL Loyalty Services, Inc. has been renamed UAL Loyalty Services, LLC" immediately prior to the period appearing at the end thereof and (ii) the proviso appearing in Section 4(e) of the Security and Pledge Agreement shall be deemed deleted in its entirety and replaced with the following new proviso: "provided that the Grantors do not represent or warrant that the Pledged Shares representing ownership interests in (i) Covia LLC, (ii) UAL Loyalty Services, LLCand (iii) corporations or other entities incorporated or formed in Guam, Bermuda and Mexico are fully paid and non-assessable."
  __________________________________________________________________________________
  1To reflect removal of IAM liens on "Excluded Flight Simulators" schedule.
  2To reflect removal of IAM liens on "Existing Liens" schedule.
  3To reflect contribution and conversion of ULS on "Subsidiaries" schedule.
  4To reflect contribution and conversion of ULS on "Pledged Shares" schedule.
  5To reflect contribution and conversion of ULS on "Grantor Legal Names, Jurisdictions and ID Numbers" schedule.

    ARTICLE IV. Amendments
        4.      Amendment to First Paragraph.  The first paragraph of the Credit Agreement is hereby deleted in its entirety and replaced with the following new paragraph:
                REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT, dated as of December 24, 2002, among UNITED AIR LINES, INC., a Delaware corporation (the "Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, UAL CORPORATION, a Delaware corporation and the parent company of the Borrower (the "Parent") and all of the direct and indirect subsidiaries of the Borrower and the Parent signatory hereto (the "Subsidiaries" and together with the Parent, each a "Guarantor" and collectively the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Case" and collectively, the "Cases"), JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), a national banking corporation ("JPMorgan Chase"), CITICORP USA, INC., a Delaware corporation ("CUSA"), JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA), a national banking corporation ("Bank One"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT Group"), each of the other financial institutions from time to time party hereto (together with JPMorgan Chase, CUSA, Bank One and CIT Group, the "Lenders"), JPMORGAN CHASE and CUSA, as co-administrative agents (together, the "Agents") for the Lenders and JPMORGAN CHASE, as paying agent (in such capacity, the "Paying Agent") for the Lenders.
  5.        Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by:
                 (A)        deleting the definition of each of the following terms: "Collateral Documents", "EBITDAR", "Maturity Date" and "Orders", appearing therein, and inserting the following new definitions in appropriate alphabetical order:
    "Collateral Documents" shall mean, collectively, the Security and Pledge Agreement, the Aircraft Mortgage (including, without limitation, any Mortgage Supplement), the SGR Security Agreement, the Mortgage Amendment, Mortgage Amendment No. 2, Mortgage Amendment No. 3 and other agreements, instruments or documents that create or purport to create a Lien in favor of the Collateral Agent for the benefit of the Lenders.

    "EBITDAR" shall mean, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Parent and its Subsidiaries for such period, plus (a) the sum of (i) depreciation expense; (ii) amortization expense; (iii) other non-cash charges; (iv) consolidated federal, state and local income tax expense; (v) gross interest expense for such period less gross interest income for such period; (vi) (A) aircraft rent expense, (B) a one-time rent expense in an amount not in excess of $44,000,000 paid in 2004 in connection with a settlement of the dispute relating to the Chicago O'Hare municipal bond transaction relating to the out-of-period portion (relating to 2004) of such rent expense, (C) a one-time rent expense in an amount not in excess of $24,000,000 paid in 2005 in connection with the settlement of the dispute described in the preceding clause (a)(vi)(B) relating to the out-of-period portion (relating to 2005) of such rent expense and (D) a one-time rent expense in an amount not in excess of $8,800,000 paid in 2005 in connection with a settlement of the dispute relating to the San Francisco municipal bond transaction relating to the out-of-period portion (relating to 2005) of such rent expense; (vii) extraordinary losses; (viii) any non-recurring charge or restructuring charge; (ix) the cumulative effect (whether positive or negative) of any change in accounting principles; (x) any Fees paid by the Borrower and not otherwise added back to consolidated net income (or net loss) pursuant to any of the foregoing clauses of this definition; (xi) the difference (whether positive or negative) between the cash paid by Chase Manhattan Bank USA (formerly known as Bank One Delaware, NA) during such period pursuant to its "Annual Guaranteed Miles Purchased" (as defined in that certain Co-Branded Card Marketing Services Agreement, dated July 1, 2001, as heretofore amended, among Chase Manhattan Bank USA (formerly known as Bank One Delaware, NA), Parent, the Borrower and UAL Loyalty Services, Inc.) and the amount of the revenue recorded during such period on account of the miles so purchased by Bank One pursuant to such agreement during such period and prior periods; (xii) for the period commencing on the first fiscal month period ending on September 30, 2004 and ending on the fiscal month period ending on January 31, 2005, in the event that the average price of fuel during any fiscal month period exceeds the price of fuel reflected in the updated business plan delivered by the Borrower to the Agents on July 13, 2004 for such fiscal month period, the amount (not to exceed $20,000,000 for such fiscal month period) by which Borrower's expenditures for fuel for such fiscal month period exceeds the Borrower's projected expenditures for fuel for such fiscal month period in such business plan; (xiii) for the period commencing on the first fiscal month period ending on February 28, 2005, in the event that the average price of fuel during any fiscal month period exceeds the price of fuel reflected in the updated business plan delivered by the Borrower to the Agents on January 25, 2005 for such fiscal month period, the amount (not to exceed $20,000,000 for such fiscal month period) by which Borrower's expenditures for fuel for such fiscal month period exceeds the Borrower's projected expenditures for fuel for such fiscal month period in such business plan; and (xiv) if, prior to April 30, 2005, United has entered into a final agreement under which the services provided by Air Wisconsin Airlines Corporation as of January 25, 2005 shall be provided by a replacement carrier or carriers on forward-looking terms more favorable than the terms of the Air Wisconsin Airlines Corporation service arrangement existing on January 25, 2005 and as incorporated into the Borrower's business plan delivered to the Agents on January 25, 2005, a one time expense in an amount not in excess of $84,000,000 incurred as a result of Air Wisconsin Airlines Corporation's replacement, less (b) extraordinary gains (including, without limitation, cash or other one time gains in connection with a replacement of Air Wisconsin in accordance with clause (a)(xiv) above) plus or minus (c) the amount of cash received or expended in such period in respect of any amount which, under clause (a)(viii) above, was taken into account in determining EBITDAR for such or any prior period, provided, however, that (X) a one-time amount not in excess of $50,000,000 paid in respect of the Chicago O'Hare municipal bond transaction relating to the out-of-period portion (relating to 2003) of rent expense, and a one-time amount not in excess of $50,000,000 so paid relating to the out-of-period portion (relating to 2004) of such rent expense and (Y) a one-time amount not in excess of $9,000,000 paid in respect of the San Francisco municipal bond transaction relating to the out-of-period portion (relating to 2003) of rent expense, and a one-time amount not in excess of $9,000,000 so paid relating to the out-of-period portion (relating to 2004) of such rent expense, shall not be so deducted for purposes of this clause (c).

    "Maturity Date" shall mean September 30, 2005.

    "Orders" shall mean the Interim Order and the Final Order of the Bankruptcy Court referred to in Sections 4.01(b) and 4.02(d) and the Seventh Amendment Order, the Eighth Amendment Order and the Tenth Amendment Order.
                    (B)            inserting the following new definitions of the terms "Mortgage Amendment No. 3" and "Tenth Amendment Order" in appropriate alphabetical order:
    "Mortgage Amendment No. 3" shall mean that certain Third Amendment to the Aircraft Mortgage dated as of February __, 2005.

    "Tenth Amendment Order" shall mean an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Agents approving the execution of the Waiver, Consent and Tenth Amendment dated as of January 26, 2005.

        , and (C) amending the definition of the term "Adjusted LIBOR Rate" by deleting the phrases "the greater of    (A)" and "and (B) 3%" appearing in the first sentence thereof.

       6.     Amendments to Section 2.08. Section 2.08 of the Credit Agreement is hereby amended by (A) deleting the amount "4.0%" appearing in subsection (a) thereof and inserting in lieu thereof the amount "3.5%" and (B) deleting the amount "5.0%" appearing in subsection (b) thereof and inserting in lieu thereof the amount "4.5%".

        7.    Amendment to Section 2.21. Section 2.21 of the Credit Agreement is hereby amended by deleting the words "five percent (5.0%)" appearing in clause (i) of the first sentence thereof and inserting in lieu thereof the words "four and one-half percent (4.5%)".

        8.    Amendment to Section 2.23. Section 2.23 of the Credit Agreement is hereby amended by (A) deleting the clause "(y) [Intentionally omitted]"appearing in the parenthetical at the end of clause (a)(ii) thereof and (B) inserting in lieu thereof the following new clause (y):

    "(y) that certain parcel of real property referred to in clause (xxi) of Section 6.01 of the Credit Agreement"
        9.     Amendment to Section 6.01. Section 6.01 of the Credit Agreement is hereby amended by (A) deleting the word "and" immediately preceding clause (xx) appearing therein and (B) inserting the following new clause (xxi):
    "and (xxi) first priority Liens on that certain parcel of real property known as the Borrower's
    HNL Seaside Hotel located at 342 Seaside Ave., Waikiki, Honolulu, HI 96815 (but not on
    any personal property therein), in favor of Westchester Insurance Company ("Westchester")
    in connection with the release of  Westchester's lien  on that certain  parcel of real  property located on Linneman Road in Elk Grove Village, IL"
        10.    Amendment to Section 6.04. Section 6.04(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following new subsection (c):
    "(c) Make  Capital Expenditures  during  the  period  commencing  on  January 1,  2005 and ending on September 30, 2005 in an aggregate amount  in excess  of $225,000,000  plus the amount equal to 50% of  the amount, if any,  by  which  $375,000,000 exceeds  the  amount of Capital Expenditures made  during  the period  commencing  on April 1, 2004 and  ending on December 31, 2004, and, promptly after the end of each fiscal  month, commencing  with
    the fiscal month ending January 31, 2005, the  Borrower shall  deliver   report  showing  that
    during the period commencing January 1, 2005 through the end of  such fiscal month  Capital
    Expenditures  made   by   the   Borrower  and   the  Guarantors   shall   have  not   exceeded
    $225,000,000 in the aggregate plus the amount equal to 50% of the amount, if any, by which
    $375,000,000   exceeds  the   amount  of  Capital   Expenditures  made   during  the   period
    commencing on April 1, 2004 and ending on December 31, 2004."
        11.    Amendments to Section 6.05. (A) Section 6.05(b) of the Credit Agreement is hereby amended by (i) deleting from the table appearing therein the dates "February 28, 2005", "March 31, 2005", "April 30, 2005" and "May 31, 2005" and the amounts appearing opposite such dates and (ii) inserting the following in lieu thereof, with the date appearing under the column heading "Month" and the amount appearing under the column heading "EBITDAR":

Month	EBITDAR
February 28, 2005	$960,000,000
March 31, 2005	$783,000,000
April 30, 2005	$725,000,000
May 31, 2005	$672,000,000

                      (B) Section 6.05(b) of the Credit Agreement is hereby amended by inserting the following at the foot of the table appearing therein, as such table has been amended pursuant to paragraph 11(A) of this Amendment, with the date appearing under the column heading "Month" and the amount appearing under the column heading "EBITDAR":

June 30, 2005	$639,000,000
July 31, 2005	$629,000,000
August 31, 2005	$796,000,000
      12.      Amendment to Section 6.13.  Section 6.13 to the Credit Agreement is hereby deleted in its entirety and replaced with the following new Section 6.13:

                    "Section 6.13.  Minimum Cash.  Permit cash and cash equivalents  (net of cash  maintained in the Escrow Accounts) to be less than $750,000,000, provided that if cumulative consolodated
                    EBITDAR (for purposes of this Section 6.13,  clauses (a)(xiii) and (a)(xiv)  of the  definition of
                    EBITDAR  shall not be included in the  calculation of EBITDAR)  for the twelve month  period ending  on  June 30, 2005 equals  or exceeds  $777,000,000,  the  Borrower and  each of  the
                    Guarantors  will  not permit cash and  cash equivalents  (net of cash  maintained  in the  Escrow
                    Accounts) to be less than $600,000,000."

           13.      Amendment to Cover Page.  The cover page of the Credit Agreement is hereby amended by deleting the name "JPMORGAN CHASE BANK" appearing thereon and replacing it with the name "JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank)".

ARTICLE IV.  Miscellaneous

           14.      Conditions to Waiver and Consent Effectiveness.  The (i) waivers set forth in Article II of this Amendment, (ii) consents (and modifications to the Loan Documents) set forth in Article III of this Amendment, (iii) amendment to the term "EBITDAR" set forth in Paragraph 5(A) of this Amendment and (iv) amendments set forth in Paragraph 11(A) of Article IV of this Amendment, shall not become effective until the date (the "Waiver and Consent Effective Date") on which this Amendment shall have been executed by the Borrower, the Guarantors and the Required Lenders and each Agent shall have received evidence reasonably satisfactory to it of such execution; provided that the consents and modifications set forth in Paragraphs 3(A)(i), 3(A)(ii), 3(B) and 3(C) of this Amendment shall be deemed terminated and to have been of no further force or effect immediately prior to the conversion of UAL Loyalty Services, Inc. into UAL Loyalty Services, LLC, unless each Agent shall have received (x) an acknowledgement substantially in the form attached hereto as Exhibit F executed by UAL Loyalty Services, LLC and (y) an acknowledgement substantially in the form attached hereto as Exhibit G executed by the Borrower, in each case substantially contemporaneously with such conversion.

            15.     Conditions to Amendment Effectiveness.  The amendments set forth in Paragraphs 5 (other than the amendment with respect to the definition of "EBITDAR"), 6, 7, 8, 9, 10, 11(B), 12 and 13 of Article IV of this Amendment shall not become effective until the date (the "Amendment Effective Date") on which the following conditions precedent shall have been satisfied (or waived by the Required Lenders):

                    (A)  Execution.  This Amendment shall have been executed by the Borrower, the Guarantors and each of the Lenders and each Agent shall have received evidence reasonably satisfactory to it of such execution (provided, that if this Amendment is executed by fewer than all of the Lenders but is executed by Lenders constituting the Super-majority Lenders, then this Amendment may nonetheless become effective in accordance with the provisions of Section 10.10(b) of the Credit Agreement and the Tranche A Commitment and/or the Tranche B Commitment, as the case may be, of one or more of the Super-majority Lenders shall be increased as more fully set forth in paragraph 16 below).

                    (B) Bankruptcy Court Order; Payment of Fees. By no later than February 21, 2005, (i) the Bankruptcy Court shall have entered an order reasonably satisfactory in form and substance to the Agents (x) approving the terms of this Amendment to the extent required by the Bankruptcy Code and (y) authorizing the payment by the Borrower of the fees referred to in that certain Tenth Amendment Fee Letter dated the date hereof, (ii) such amendment and other fees shall have been paid in cash to the Paying Agent within one Business Day after entry of the order referred to above and (iii) the order referred to above shall be in full force and effect, and shall not have been vacated, stayed, reversed, modified or amended in any respect that the Agents reasonably determine to be adverse to the interests of the Lenders; and, if such order is the subject of a pending appeal in any respect, the continued performance by the Borrower or any of the Guarantors of any of their respective obligations under the Credit Agreement or under the Loan Documents or under any other instrument or agreement referred to therein shall not be the subject of a presently effective stay pending appeal.

                    (C) Opinions of Counsel.  The Agents and the Collateral Agent shall have received:

                                    (i)        a favorable written opinion of Kirkland & Ellis LLP, counsel to the Borrower and the Guarantors, dated the Amendment Effective Date, substantially in the form of Exhibit H; and

                                    (ii)        a favorable written opinion of McAfee & Taft, special counsel to the Agents, dated the Amendment Effective Date, with respect to the Liens of the Aircraft Mortgage, and reasonably satisfactory in form and substance to the Collateral Agent.

                    (D) Corporate and Judicial Proceedings.  All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agents and the Lenders contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Lenders, and the Agents and the Lenders shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agents may have reasonably requested in connection herewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

                    (E) Mortgage Amendment.  The Borrower shall have duly executed and delivered to the Collateral Agent a Mortgage Amendment, in substantially the form of Exhibit I, and the Collateral Agent shall have received evidence that the Mortgage Amendment has been recorded with the FAA.

            16.     Implementation of Section 10.10(b) of the Credit Agreement.

                    (A) This Amendment has been executed by Lenders constituting the Super-majority Lenders and, pursuant to Section 10.10(b) of the Credit Agreement, the amendments set forth in Paragraphs 5 (other than the amendment with respect to the definition of "EBITDAR"), 6, 7, 8, 9, 10, 11(B), 12 and 13 of Article IV of this Amendment shall become effective upon satisfaction of the conditions set forth in paragraph 15 above. On the Amendment Effective Date, (i) the Tranche A Commitments and the Tranche B Commitments, as the case may be, of the Minority Lenders shall be terminated, (ii) the Tranche A Commitments and/or the Tranche B Commitments of certain of the Super-majority Lenders (the "Increasing Lenders") shall be increased so that on and after the Amendment Effective Date the Tranche A Commitments and the Tranche B Commitments of all of the Super-majority Lenders (including the Increasing Lenders) shall equal the Total Commitment, (iii) the Increasing Lenders shall make additional non-pro rata Loans to the Borrower in an aggregate amount necessary to repay in full the outstanding Loans of the Minority Lenders and in accordance with their respective Tranche A Commitment Percentages and Tranche B Commitment Percentages after giving effect to the increases referred to in the preceding clause, (iv) if any Letters of Credit are outstanding on the Amendment Effective Date, the undivided interests and participations therein of Minority Lenders that are Tranche A Lenders before giving effect to this Amendment shall terminate and each of the Increasing Lenders shall be deemed to have purchased from the Fronting Bank pursuant to Section 2.03(e) of the Credit Agreement an undivided interest and participation in such Letters of Credit to the extent of the increase in such Increasing Lender's Tranche A Commitment Percentage, (v) the Borrower shall pay any accrued but unpaid interest and Fees owing to the Minority Lenders as of the Amendment Effective Date and (vi) the Minority Lenders shall no longer be Lenders under the Credit Agreement.

                    (B) Annex A to the Credit Agreement is hereby replaced in its entirety by the revised Annex A attached hereto as Exhibit J. The Tranche A Commitment and the Tranche B Commitment of each of the Super-majority Lenders after giving effect to this paragraph 16 is reflected on revised Annex A.

                    (C) The signature pages of the Credit Agreement are hereby amended to conform to the signature pages hereto.

            17.     Ratification. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

            18.     Costs and Expenses. The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agents.

            19.     Representations and Warranties. The Borrower represents and warrants to the Lenders, to induce the Lenders to enter into this Amendment, that no Event of Default or event with the passage of time would constitute an Event of Default (other than the Events of Default described in Article II herein) exists on the date hereof and that each of the representations and warranties made by the Borrower in the Credit Agreement and each other Loan Document are true and correct in all material respects as of the date hereof except where such representation or warranty relates to a specific date, in which such representation or warranty shall be true and correct in all material respects as of such date.

            20.     References. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agents or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

            21.     Amendment and Restatement. Upon the occurrence of the Amendment Effective Date, (a) the Credit Agreement will be deemed to have been amended and restated to reflect all of the changes made to the Credit Agreement through and including the Amendment Effective Date of this Amendment, and (b) the Agents will promptly make available to the Borrower, the Guarantors and the Lenders a composite conformed copy of the Credit Agreement reflecting such amendment and restatement.

            22.     Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes

            23.     Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver, Consent and Tenth Amendment to be duly executed as of the day and the year first written.

BORROWER:

UNITED AIR LINES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Executive Vice President & CFO

GUARANTORS:

UAL CORPORATION By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Executive Vice President & CFO

UAL LOYALTY SERVICES, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

UAL COMPANY SERVICES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President and Treasurer

CONFETTI, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

MILEAGE PLUS HOLDINGS, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

MILEAGE PLUS MARKETING, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

MYPOINTS.COM, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

CYBERGOLD, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

ITARGET.COM, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

MYPOINTS OFFLINE SERVICES, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

UAL BENEFITS MANAGEMENT, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

UNITED BIZ JET HOLDINGS, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

BIZJET CHARTER, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

BIZJET FRACTIONAL, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

BIZJET SERVICES, INC. By: /s/ Steven M. Rasher Name: Steven M. Rasher Title: Senior Vice President, General Counsel & Secretary

KION LEASING, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

PREMIER MEETING AND TRAVEL SERVICES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President and Treasurer

UNITED AVIATION FUELS CORPORATION By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President

UNITED COGEN, INC. By: /s/ Paul Lovejoy Name: Paul R. Lovejoy Title: Senior Vice President & Secretary

MILEAGE PLUS, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President

UNITED GHS, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

UNITED WORLDWIDE CORPORATION By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

UNITED VACATIONS, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: Vice President

FOUR STAR LEASING, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

AIR WIS SERVICES, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

AIR WISCONSIN, INC. By: /s/ Frederic F. Brace Name: Frederic F. Brace Title: President

DOMICILE MANAGEMENT SERVICES, INC. By: /s/ Paul Lovejoy Name: Paul R. Lovejoy Title: Senior Vice President & Secretary

LENDERS:

ACC CBNA LOAN FUNDING LLC, AS ASSIGNEE By: ACC CBNA Loan Funding, for itself or as agent for ACC CFPI Loan Funding LCC By: /s/ Chi. S. Lee Name: Chi. S. Lee Title: Vice President

ANCHORAGE CAPITAL MASTER OFFSHORE, LTD.

By: Anchorage Advisors, L.L.C., its advisor

By: Anchorage Advisors Management, L.L.C., its
      managing member

      By: /s/ Kevin Ulrich
            Name: Kevin Ulrich
            Title:    Managing Member

ANCHORAGE CROSSOVER CREDIT OFFSHORE MASTER FUND, LTD. By: /s/ Kevin Ulrich Name: Kevin Ulrich Title: Managing Member

ARES ENHANCED LOAN MANAGEMENT, L.P., INVESTMENT MANAGER By: Ares Enhanced Loan GP, LLC Its General Partner By: /s/ Seth J. Brufsky Name: Seth J. Brufsky Title: Vice President

ARES LEVERAGED INVESTMENT FUND II, L.P. By: ARES Management II, L.P. Its: General Partner By: /s/ Seth J. Brufsky Name: Seth J. Brufsky Title: Vice President

ARES VI CLO Ltd. By: ARES CLO Management VI, L.P. Its: Investment Manager By: ARES CLO GP V, LLC Its: Managing Member By: /s/ Seth J. Brufsky Name: Seth J. Brufsky Title: Vice President

ARES VII CLO Ltd. By: ARES CLO Management VII, L.P. Its: Investment Manager By: ARES CLO GP VII, LLC Its: General Partner By: /s/ Seth J. Brufsky Name: Seth J. Brufsky Title: Vice President

ARES VIII CLO LTD. By: ARES CLO Management VIII, L.P. Its: Investment Manager By: ARES CLO GP VIII, LLC Its: General Partner By: /s/ Seth J. Brufsky Name: Seth J. Brufsky Title: Vice President

ARES IX CLO LTD. By: ARES CLO Management IX, L.P. Its: Investment Manager By: ARES CLO GP IX, LLC Its: General Partner By: /s/ Seth J. Brufsky Name: Seth J. Brufsky Title: Vice President
ARES TOTAL VALUE FUND, L.P. By: ARES Total Value Management LLC Its: General Partner By: /s/ Seth J. Brufsky Name: Seth J. Brufsky Title: Vice President

AURUM CLO 2002-1 LTD. By: Columbia Management Advisors, Inc. as Investment Manager By: /s/ Mark S. Pelletier Name: Mark S. Pelletier Title: Director

AVL LOAN FUNDING LLC By: /s/ Jason Trala Name: Jason Trala Title: Attorney-In-Fact

AZURE FUNDING By: /s/ Samuel C. Bouchot(?) Name: Samuel C. Bouchot Title: Vice President

BABSON CLO LTD 2003-I
BABSON CLO LTD 2004-I
BABSON CLO LTD 2004-II
SUFFIELD CLO, LIMITED

By: Babson Capital Management LLC as Collateral
      Manager

      By: /s/ Russel D. Morrison
           Name: Russel D. Morrison
           Title:    Managing Director

BAYERISCHE LANDESBANK By: /s/ Oliver S. Hildenbrand Name: Oliver S. Hildenbrand, CFA Title: First Vice President By: /s/ Cornelia Wintergerst Name: Cornelia Wintergerst Title: Vice President

BILL & MELINDA GATES FOUNDATION By: Babson Capital Management LLC, as Investment Advisor By: /s/ Russell D. Morrison Name: Russel D. Morrison Title: Managing Director

BLACK DIAMOND INTERNATIONAL FUNDING LTD. By: /s/ Alan Corkish Name: Alan Corkish Title: Director

BLUE SQUARE FUNDING LIMITED SERIES 3 By: /s/ Alice L .Wagner Name: Alice L. Wagner Title: Vice President

BUSHNELL CBNA LOAN FUNDING LLC, FOR ITSELF OR AS AGENT FOR BUSHENELL CFPI LOAN FUNDING LLC By: /s/ Suzanne Smith Name: Suzanne Smith Title: Attorney-In-Fact

CANADIAN IMPERIAL BANK OF COMMERCE By: /s/ Charles Henry Name: Charles Henry Title: Authorized Signatory By: /s/ John O' Dowd Name: John O' Dowd Title: Authorized Signatory
CANPARTNERS INVESTMENTS IV, LLC By: Canpartners Investments IV, LLC, a California limited liability company By: /s/ R. Christian B. Evensen Name: R. Christian B. Evensen Title: Managing Director

CANYON CAPITOL CDO 2002-1 LTD.

By: Canyon Capitol Advisors LLC
      a Delaware limited liability company, its
      Collateral Manager

      By: /s/ R. Christian B. Evensen
            Name: R. Christian B. Evensen
            Title:    Managing Director

CANYON CAPITOL CDO 2004-1 LTD.

By: Canyon Capitol Advisors LLC
      a Delaware limited liability company, its
      Collateral Manager

      By: /s/ R. Christian B. Evensen
            Name: R. Christian B. Evensen
            Title:    Managing Director

CARLYLE HIGH YIELD PARTNERS, L.P. By: /s/ Linda Pace Name: Linda Pace Title: Managing Director

CARLYLE HIGH YIELD PARTNERS IV, LTD. By: /s/ Linda Pace Name: Linda Pace Title: Managing Director

CARLYLE HIGH YIELD PARTNERS VI, LTD. By: /s/ Linda Pace Name: Linda Pace Title: Managing Director

CARLYLE LOAN INVESTMENT, LTD. By: /s/ Linda Pace Name: Linda Pace Title: Managing Director

CARLYLE LOAN OPPORTUNITY FUND By: /s/ Linda Pace Name: Linda Pace Title: Managing Director

CASPIAN CAPITAL PARTNERS, L.P. By: Mariner Investment Group By: /s/ Charles R. Howe II Name: Charles R. Howe II Title: Treasurer

CENTURION CDO II, LTD. By: American Express Asset Management Group, Inc. as Collateral Manager By: /s/ Vincent P. Pham Name: Vincent P. Pham Title: Director-Operations

CENTURION CDO VI, LTD. By: American Express Asset Management Group, Inc. as Collateral Manager By: /s/ Vincent P. Pham Name: Vincent P. Pham Title: Director-Operations

CENTURION CDO VII, LTD. By: American Express Asset Management Group, Inc. as Collateral Manager By: /s/ Vincent P. Pham Name: Vincent P. Pham Title: Director-Operations

CENTURION CDO 8, LIMITED By: American Express Asset Management Group, Inc. as Collateral Manager By: /s/ Vincent P. Pham Name: Vincent P. Pham Title: Director-Operations

CIT GROUP/BUSINESS CREDIT INC. By: /s/ Vincent Belcastro Name: Vincent Belcastro Title: Vice President

CITIBANK, N.A. By: /s/ Jason Trala Name: Jason Trala Title: Attorney-In-Fact

CITICORP USA, INC. By: /s/ James J. McCarthy Name: James J. McCarthy Title: Director/Vice President

CITY OF SAN DIEGO EMPLOYEES' RETIREMENT SYTEM By: /s/ Lara Mulpagano Name: Lara Mulpagano Title: COO

C.M. LIFE INSURANCE COMPANY By: Babson Capital Management LLC, as Investment Advisor By: /s/ Russell D. Morrison Name: Russel D. Morrison Title: Managing Director

COSTANTINUS EATON VANCE CDO V, LTD. By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

CSFB ALTERNATIVE CAPITAL, INC. AS ADVISOR TO DIVERSIFIED CREDIT STRATEGIES FUND, AND LSPENARD STREET CREDIT FUND By: /s/ Nasser Ahmad Name: Nasser Ahmad Title: Managing Director

CYPRESSTREE CLAIF FUNDING LLC By: /s/ Meredith J. Koslick Name: Meredith J. Koslick Title: Assistant Vice President

Investors Bank & Trust Company as Sub-custodian Agentof CYPRESSTREE INTERNATIONAL LOAN HOLDING COMPANY LIMITED

By: /s/ Martha Hadeler
      Name: Martha Hadeler
      Title: Managing Director

By: /s/ Richard E. Mohundro
      Name: Richard E. Mohundro
      Title:    Managing Director

DEEPHAVEN DISTRESSED OPPORTUNITIES TRADING LTD. By: /s/ Bradley P. Bauer Name: Bradley P. Bauer Title: Assistant Portfolio Manager

DELAWARE STREET CAPITAL MASTER FUND, L.P.

By: /s/ Zachary Kempton
      Name: Zachary Kempton
      Title:    Financial Controller, DSC Advisors, L.P.
                 as Investment Manager to
                 Delaware Street Capital Master
                 Fund, L.P.

Marathon Asset Management, LLC, as Investment Advisor to DESJARDINS FINANCIAL SECURITY LIFE ASSURANCE COMPANY By: /s/ Louis Hanover Name: Louis T. Hanover Title: Chief Investment Officer

DEUTSCHE BANK AG NEW YORK BRANCH

By: DB Services New Jersey, Inc.

By: /s/ Edward Schaffer
      Name: Edward Schaffer
      Title:    Vice President

By: /s/ Jay Hopkins
      Name: Jay Hopkins
      Title:    Assistant Vice President

EAST WEST BANK By: /s/ Nancy A. Moore Name: Nancy A. Moore Title: Senior Vice President

EATON VANCE CDO III, LTD. By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE CDO V LTD. By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE CDO VI LTD. By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE FLOATING RATE INCOME TRUST By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE LIMITED DURATION INCOME FUND By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE SENIOR FLOATING-RATE TRUST By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

EATON VANCE SENIOR INCOME TRUST By: Eaton Vance Management as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

ELF FUNDING TRUST I By: Highland Capital Management, L.P. as Collateral Manager By: /s/ Todd A. Travers Name: Todd A. Travers Title: Assistant Secretary

ELT LTD. By: /s/ Meredith J. Koslick Name: Meredith J. Koslick Title: Assistant Vice President

EMERALD ORCHARD LIMITED By: /s/ Masood Fikree Name: Masood Fikree Title: Attorney in Fact

FEINGOLD O'KEEFFE MASTER FUND, LTD. By: /s/ Andrea S. Feingold Name: Andrea S. Feingold Title: Partner

FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND II,
as Lender

By: Four Corners Capital Management LLC,
      as Sub-Adviser

      By: /s/ Vijay Srinivasan
            Name: Vijay Srinivasan
            Title:    Assistant Vice President

FLAGSHIP CAPITAL CLO 2001-1 By: Flagship Capital Management, Inc. By: /s/ Mark S. Pelletier Name: Mark S. Pelletier Title: Director

FLAGSHIP CAPITAL CLO II By: Flagship Capital Management, Inc. By: /s/ Mark S. Pelletier Name: Mark S. Pelletier Title: Director

FLAGSHIP CAPITAL CLO III By: Flagship Capital Management, Inc. By: /s/ Mark S. Pelletier Name: Mark S. Pelletier Title: Director

FORE CONVERTIBLE MASTER FUND LTD. By: /s/ Hareesh Pananjape Name: Hareesh Paranjape Title: Assistant Secretary

FORE CREDIT MASTER FUND LTD. By: /s/ Hareesh Pananjape Name: Hareesh Paranjape Title: Assistant Secretary

FORTRESS CREDIT OPPORTUNITIES I LP By: /s/ Marc K. Furstein Name: Marc K. Furstein Title: Chief Operating Officer

FORTRESS PORTFOLIO TRUST By: Four Corners Capital Management LLC, as Collateral Manager By: /s/ Vijay Srinivasan Name: Vijay Srinivasan Title: Assistant Vice President

GENERAL ELECTRIC CAPITAL CORPORAION By: /s/ Roger P. Tauchman Name: Roger P. Tauchman Title: Duly Authorized Signatory

GOLDMAN SACHS SPECIALTY LENDING HOLDINGS, INC. By: /s/ Albert Dombrowski Name: Albert Dombrowski Title: Vice President

GRAYSON & CO. By: Boston Management and Research as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

GUGGENHEIM PORTFOLIO COMPANY VIII (CAYMAN) LTD.

By: /s/ Hareesh Pananjape
      Name: Hareesh Paranjape
      Title:    Chief Portfolio Manager
                 Fore Research & Management, LP
                 Acting on behalf of Guggenheim
                 Portfolio Company VIII (Cayman) Ltd.

GULF STREAM-COMPASS CLO 2002-1 LTD By: Gulf Stream Asset Management LLC as Collateral Manager By: /s/ Barry K. Love Name: Barry K. Love Title: Chief Credit Officer

GULF STREAM-COMPASS CLO 2003-1 LTD. By: Gulf Stream Asset Management LLC as Collateral Manager By: /s/ Barry K. Love Name: Barry K. Love Title: Chief Credit Officer

GULF STREAM-COMPASS CLO 2004-1 LTD By: Gulf Stream Asset Management LLC as Collateral Manager By: /s/ Barry K. Love Name: Barry K. Love Title: Chief Credit Officer

HANOVER SQUARE CLO LTD. By: Blackstone Debt Advisors L.P. as Collateral Manager By: /s/ Dean T. Criares Name: Dean T. Criares Title: Managing Director

HARBOURVIEW CLO V, LTD. By: /s/ Lisa Chaffee Name: Lisa Chaffee Title: AVP

HARCH CLO I, LTD. By: /s/ Michael E. Lewitt Name: Michael E. Lewitt Title: Authorized Signatory

HBK MASTER FUND L.P. By: /s/ David C. Haley Name: David C. Haley Title: Managing Director

HEWETT'S ISLAND CDO, LTD. By: CypressTree Investment Management Company, Inc., as Portfolio Manager By: /s/ Martha Hadeler Name: Martha Hadeler Title: Managing Director

HEWETT'S ISLAND CDO II, LTD. By: CypressTree Investment Management Company, Inc., as Portfolio Manager By: /s/ Martha Hadeler Name: Martha Hadeler Title: Managing Director

HIGHLAND FLOATING RATE ADVANTAGE FUND By: Highland Capital Management, L.P., its Investment Advisor By: /s/ Todd Travers Name: Todd Travers Title: Assistant Secretary Highland Capital Management, L.P.

HIGHLAND FLOATING RATE LIMITED LIABILITY COMPANY

By: Highland Capital Management, L.P.,
      its Investment Advisor

      By: /s/ Todd Travers
      Name: Todd Travers
      Title:    Assistant Secretary
                 Highland Capital Management,
                 L.P.

HIGHLAND LEGACY LIMITED By: Highland Capital Management, as Collateral Manager By: /s/ Todd Travers Name: Todd Travers Title: Assistant Secretary Highland Capital Management, L.P.

INDOSUEZ CAPITAL FUNDING IIA, LIMITED By: Lyon Capital Management LLC as Collateral Manager By: /s/ Alexander B. Kenna Name: Alexander B. Kenna Title: Portfolio Manager

INDOSUEZ CAPITAL FUNDING III, LTD. By: Lyon Capital Management LLC as Collateral Manager By: /s/ Alexander B. Kenna Name: Alexander B. Kenna Title: Portfolio Manager

INDOSUEZ CAPITAL FUNDING VI, LTD. By: Lyon Capital Management LLC as Collateral Manager By: /s/ Alexander B. Kenna Name: Alexander B. Kenna Title: Portfolio Manager

ING PRIME RATE TRUST By: ING Investment Management, Co. as its investment manager By: /s/ Mark F. Haak Name: Mark F. Haak, CFA Title: Vice President

KALDI FUNDING LLC By: /s/ Meredith J. Koslick Name: Meredith J. Koslick Title: Assistant Vice President

KIL LOAN FUNDING LLC By: /s/ N. John Beal Name: N. John Beal Title: Authorized Signatory

LANDMARK IV CDO LIMITED By: Aladdin Capital Management LLC, as Manager By: /s/ Angela Bozorgmir Name: Angela Bozorgmir Title: Director

LAUREL RIDGE CAPITAL LP By: /s/ Van Nguyen Name: Van Nguyen Title: Managing Partner

LIGHTPOINT CLO 2004-1, LTD. PREMIUM LOAN TRUST I, LTD. By: /s/ Timothy S. Van Kirk Name: Timothy S. Van Kirk Title: Managing Director

LOAN FUNDING VII LLC By: Highland Capital Management, L.P. as Collateral Manager By: /s/ Todd Travers Name: Todd Travers Title: Assistant Secretary Highland Capital Management, L.P.

LOAN FUNDING VIII LLC By: Babson Capital Management LLC as Portfolio Manager By: /s/ Russell D. Morrison Name: Russell D. Morrison Title: Managing Director

MAN MAC I LTD. By: /s/ Hareesh Paranjape Name: Hareesh Paranjape Title: Chief Portfolio Manager Fore Research & Management, LP Acting on behalf of Man Mac I Ltd.

MAPLEWOOD (CAYMAN) LIMTED By: Babson Capital Management LLC as Portfolio Manager By: /s/ Russell D. Morrison Name: Russell D. Morrison Title: Managing Director

MARATHON SPECIAL OPPORTUNITY MASTER FUND, LTD. By: /s/ Louis Hanover Name: Louis Hanover Title: Chief Investment Officer

MARINER LDC By: Mariner Invesment Group By: /s/ Charles R. Howe II Name: Charles R. Howe II Title: Treasurer

MARINER OPPORTUNITES FUND, LP By: Mariner Investment Group By: /s/ Charles R. Howe II Name: Charles R. Howe II Title: Treasurer

MASSACHUSETTS MUTUAL LIFE INSURANCE CO. By: Babson Capital Management LLC as Investment Advisor By: /s/ Russell D. Morrison Name: Russell D. Morrison Title: Managing Director

METROPOLITAN WEST ALPHA TRAK 500 FUND By: /s/ Lara Mulpagano Name: Lara Mulpagano Title: COO

MISSISSIPPI UNITED METHODIST FOUNDATION, INC. By: /s/ Lara Mulpagano Name: Lara Mulpagano Title: COO

MONUMENT PARK CDO LTD. By: Blackstone Debt Advisors L.P. as Collateral Manager By: /s/ Dean T. Criares Name: Dean T. Criares Title: Managing Director

NAVIGATOR CDO 2003, LTD. By: Antares Asset Management Inc., as Collateral Manager By: /s/ Steven J. Robinson Name: Steven J. Robinson Title: Vice President

NAVIGATOR CDO 2004, LTD. By: Antares Asset Management Inc., as Collateral Manager By: /s/ Steven J. Robinson Name: Steven J. Robinson Title: Vice President

NUVEEN FLOATING RATE INCOME FUND By: Symphony Asset Management LLC By: /s/ Lenny Mason Name: Lenny Mason Title: Portfolio Manager

NUVEEN FLOATING RATE INCOME OPPORTUNITY FUND By: Symphony Asset Management LLC By: /s/ Lenny Mason Name: Lenny Mason Title: Portfolio Manager

NUVEEN SENIOR INCOME FUND By: Symphony Asset Management LLC By: /s/ Lenny Mason Name: Lenny Mason Title: Portfolio Manager

OLYMPIC CLO I LTD By: /s/ Kevin J. Hickam Name: Kevin J. Hickam Title: Managing Director Centre Pacific, LLP
OPPENHEIMER SENIOR FLOATING RATE FUND By: /s/ Lisa Chaffee Name: Lisa Chaffee Title: Assistant Vice President

ORIX FINANCE CORP. I By: /s/ Christopher L. Smith Name: Christopher L. Smith Title: Authorized Representative

PAM CAPITAL FUNDING L.P. By: Highland Capital Management, L.P. as Collateral Manager By: /s/ Todd Travers Name: Todd Travers Title: Assistant Secretary Highland Capital Management, L.P.

PIONEER FLOATING RATE TRUST By: Highland Capital Management, L.P., its Sub-Advisor By: /s/ Todd Travers Name: Todd Travers Title: Assistant Secretary Highland Capital Management, L.P.

REDWOOD MASTER FUND, LTD By: /s/ Jonathan Kolatch Name: Jonathan Kolatch Title: Principal

SECURITY BENEFIT LIFE INSURANCE COMPANY By: Four Corners Capital Management LLC, as Sub-Adviser By: /s/ Vijay Srinivasan Name: Vijay Srinivasan Title: Assistant Vice President

SEI INSTITUTIONAL MANAGED TRUST - HIGH YIELD BOND FUND By: /s/ Lara Mulpagano Name: Lara Mulpagano Title: COO

SENIOR DEBT PORTFOLIO By: Boston Management and Research as Investment Advisor By: /s/ Michael B. Botthof Name: Michael B. Botthof Title: Vice President

SIMSBURY CLO, LIMITED

By: Babson Capital Management LLC under delegated authority from Massachussetts Mutual Life Insurance Company as Collateral Manager

By: /s/ Russell D. Morrsion
      Name: Russell D. Morrison
Title: Managing Director

SPECTRUM INVESTMENT PARTNERS LP By: /s/ Jeffrey A. Schaffer Name: Jeffrey A. Schaffer Title: Managing Member Spectrum Group Management LLC as GP

SRF 2000, INC. By: /s/ Meredith J. Koslick Name: Meredith J. Koslick Title: Assistant Vice President

STANWICH LOAN FUNDING LLC By: /s/ Meredith J. Koslick Name: Meredith J. Koslick Title: Assistant Vice President

STATE UNIVERSITIES RETIREMENT SYSTEM OF ILLINOIS By: /s/ Lara Mulpagano Name: Lara Mulpagano Title: COO

STONEHILL INSTITUTIONAL PARTNERS, L.P. By: /s/ Christopher Wilson Name: Christopher Wilson Title: General Partner

TORONTO DOMINION (NEW YORK), INC. By: /s/ Masood Fikree Name: Masood Fikree Title: Authorized Agent

TRS STARK LLC By: /s/ Edward Schaffer Name: Edward Schaffer Title: Vice President

TRUMBULL THC2 LOAN FUNDING LLC, for itself or as agent for Trumbull THC Ltd. By: /s/ Suzanne Smith Name: Suzanne Smith Title: Attorney-In-Fact

U.A.L. INVESTORS, L.L.C. By: Farallon Capital Management, L.L.C., its General Manager By: /s/ Derek Schier Name: Derek Schier Title: Managing Member

UBS AG, STAMFORD BRANCH

By: /s/ Doris Mesa
      Name: Doris Mesa
      Title:    Associate Director
                 Banking Products Services, US

By: /s/ Edward Cripps
      Name: Edward Cripps
      Title:    Director
                 Banking Products Services, US

WATERSHED CAPITAL INSTITUTIONAL PARTNERS, L.P. By: WS Partners, L.L.C., its General Partner By: /s/ Meridee Moore Name: Meridee Moore Title: Senior Managing Member

WATERSHED CAPITAL PARTNERS (OFFSHORE), LTD. By: Watershed Asset Management, L.L.C., its Investment Manager By: /s/ Meridee Moore Name: Meridee Moore Title: Senior Managing Member

WATERSHED CAPITAL PARTNERS, L.P. By: WS Partners, L.L.C., its General Partner By: /s/ Meridee Moore Name: Meridee Moore Title: Senior Managing Member
WHITEHORSE I, LTD. By: WhiteHorse Capital Partners, LP, as Collateral Manager By: /s/ Ethan M Underwood Name: Ethan M Underwood Title: Portfolio Manager

WHITEHORSE II, LTD. By: WhiteHorse Capital Partners, LP, as Collateral Manager By: /s/ Ethan M Underwood Name: Ethan M Underwood Title: Portfolio Manager

WIND RIVER CLO I LTD. By: McDonnell Investment Management, LLC, as Manager By: /s/ Kathleen A. Zarn Name: Kathleen A. Zarn Title: Vice President